Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-05987, 333-59941, 33-62887, 333-123232, 333-167588, 333-167587 and 33-69306 on Form S-8 of Michael Baker Corporation of our report relating to the financial statements of the Baker 401(K) Plan dated June 21, 2010, appearing in this Annual Report on Form 11-K of the Baker 401(k) Plan for the year ended December 31, 2009.
/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania
June 21, 2010